Exhibit 99.1

Nevro Reports Second-Quarter 2024 Financial Results

Initiates Process Aimed at Accelerating Growth,
Diversifying Product Portfolio and Maximizing Stockholder Value

Revises Full-Year 2024 Revenue Guidance to a Range of
$400 million to $405 million and Adjusted EBITDA Guidance to a
Range of $(20) Million to $(18) Million

Provides Third-Quarter 2024 Guidance

REDWOOD CITY, California – August 6, 2024 – Nevro Corp. (NYSE: NVRO), a global medical device company that is delivering comprehensive, life-changing solutions for the treatment of chronic pain, today reported its second-quarter 2024 financial results, revised its full-year 2024 guidance, and issued third-quarter 2024 guidance. The company also announced that it is initiating a process aimed at accelerating its growth, diversifying its product portfolio and maximizing stockholder value.

“Our second-quarter 2024 results were primarily driven by ongoing softness in the U.S. spinal cord stimulation (SCS) market and competitive pressures,” said Kevin Thornal, Nevro’s CEO. “Our recent in-depth market analysis shows that newer treatment therapies have emerged earlier in the care continuum ahead of SCS therapy. We believe these therapies are, in some cases, delaying patients in getting SCS therapy, which is towards the end of the care continuum, but we believe many patients will ultimately continue their journey to treat the often-multiple causes of their pain through SCS therapy. While the SCS market remains significantly underpenetrated and will remain an important solution for patients suffering from chronic pain, we believe our strategy to enter and build our business in more diverse markets serving patients earlier in the care continuum will position us to realize sustainable growth, a faster path to profitability and value creation.”

“Over the past year, we implemented our strategy that includes tightening our commercial execution which we still need to improve upon, acquired an SI joint company that allowed us to expand into an adjacent market that is earlier in the care continuum, aligned our cost structure more closely with our business and strengthened our balance sheet,” said Thornal. “In light of the evolving market dynamics, our Board of Directors and senior management team have begun a process aimed at building on our growth and diversification strategy with the goal of accelerating profitability and maximizing stockholder value. We have retained advisors, and over the next several months, we will move aggressively to explore broader options beyond our current standalone path that may help us accelerate achievement of our goals.”

“Importantly, we are in a solid financial position and remain committed to bringing innovative products to our customers that treat patients suffering from chronic pain. Our customer-facing team is one of our largest assets, and they remain dedicated to partnering with our physicians to provide exceptional patient care,” added Thornal.

Second-Quarter 2024 Financial Highlights

(As compared with second-quarter 2023)

•
Worldwide revenue was approximately $104.2 million, down 4.3% as reported and 4.2% on a constant currency basis.

U.S. revenue was $90.7 million, down 2.4%.

International revenue was $13.5 million, down 15.0% as reported and 14.5% on a constant currency basis.
•
U.S. trial procedures decreased approximately 9.5% mainly due to competitive pressures and ongoing softness in the core U.S. SCS market during the quarter.
•
Net loss from operations was $19.6 million; adjusted EBITDA was $3.0 million. Refer to the financial table at the end of this release for GAAP to non-GAAP reconciliations, definitions and further information regarding the use of non-GAAP metrics.
•
Nevro presented a biomechanical analysis at the American Society of Pain & Neuroscience 2024 Annual Conference showing that Nevro1™, one of the company’s sacroiliac joint (SI) fusion products, provides a significantly better opportunity for robust arthrodesis of the SI joint compared to competing devices as it relates to fixation, invasiveness and fusion surface area.

Second-Quarter 2024 Financial Results

Worldwide revenue for the second quarter of 2024 was $104.2 million, a decrease of 4.3% as reported and 4.2% on a constant currency basis, compared with $108.8 million in the second quarter of 2023. The year-over-year decrease was primarily the result of competitive pressures in the U.S. SCS market and ongoing softness in the core U.S. SCS market.

U.S. revenue in the second quarter of 2024 was $90.7 million, a decrease of 2.4% compared with $93.0 million in the second quarter of 2023. U.S. permanent implant procedures decreased 6.5% compared with the second quarter of 2023, and U.S. trial procedures decreased 9.5% compared with the second quarter of 2023.

International revenue in the second quarter of 2024 was $13.5 million compared with $15.8 million in the second quarter of 2023, a decrease of 15.0% as reported and 14.5% on a constant currency basis. The decline in revenue was primarily due to the short-term impact of negative SCS-related media reports in Australia that resulted in the postponement and cancellation of cases as well the impact of healthcare reform in Germany that caused a delay in procedures in the second quarter of 2024.

Gross profit for the second quarter of 2024 was $67.5 million compared with $74.4 million in the second quarter of 2023. Gross profit in the current year quarter included a $6.0 million one-time charge related to the renegotiation of a supplier contract as the company works to expedite the move of its manufacturing processes to its Costa Rica manufacturing facility. Excluding this charge, gross profit was $73.5 million in the second quarter of 2024. Gross margin in the second quarter of 2024 was 64.8%, or 70.5% excluding the aforementioned supplier contract renegotiation charge, compared with 68.4% in the second quarter of 2023.

Operating expenses for the second quarter of 2024 were $92.6 million compared with $100.1 million for the year-ago period and include a $4.6 million charge related to the company's May 2024 restructuring and $1.7 million in intangible amortization and contingent consideration revaluations related to Nevro’s acquisition of Vyrsa™ Technologies, offset by a $4.1 million reduction in litigation-related expenses. Excluding these items, operating expenses in the second quarter of 2024 improved by $9.7 million, or 9.6%, compared with the prior-year quarter, reflecting the benefits from the company's January and May 2024 restructurings and continued disciplined expense management efforts in the current-year quarter.

Litigation-related legal expenses were $0.8 million for the second quarter of 2024 compared with $4.9 million for the second quarter of 2023. The year-over-year decrease was primarily due to the resolution of the company’s legal disputes with the Mayo Clinic and Flathead Partners in the second quarter of 2024.

Net loss from operations for the second quarter of 2024 was $25.1 million, or approximately $17.0 million excluding the previously mentioned charge related to the supplier contract renegotiation; the May 2024 restructuring charge; intangible amortization; contingent consideration revaluations; and year-over-year decrease in litigation-related expenses. Net loss from operations in the second quarter of 2023 was $25.6 million.

Adjusted EBITDA for the second quarter of 2024 was $3.0 million compared with a loss of $3.1 million for the second quarter of 2023. Adjusted EBITDA excludes interest, taxes and non-cash items such as stock-based compensation and depreciation and amortization, as well as litigation-related expenses, restructuring and supplier contract renegotiation charges, and other adjustments. Refer to the financial table at the end of this release for GAAP to adjusted (non-GAAP) reconciliations.

Cash, cash equivalents and short-term investments totaled $273.7 million as of June 30, 2024, a decrease of $7.8 million from March 31, 2024. This decrease was driven by cash used in operations.

Full-Year and Third-Quarter 2024 Financial Guidance

Based on its second quarter 2024 performance and outlook for the remainder of this year, Nevro is revising its full-year 2024 worldwide revenue to be in the range of approximately $400 million to $405 million from its previous guidance range of $435 million to $445 million. The company’s revised guidance assumes that U.S. SCS trialing growth rates do not improve from the second quarter of 2024.

The company is also revising its full-year 2024 adjusted EBITDA guidance to a range of negative $20 million to negative $18 million from its previous guidance range of negative $5 million to positive $2 million.

For the third quarter of 2024, Nevro expects worldwide revenue to be in the range of approximately $92 million to $94 million and adjusted EBITDA to be in the range of negative $10 million to negative $9 million.

Nevro has not provided a quantitative reconciliation of forecasted adjusted EBITDA to forecasted net income (loss) within this press release because the company is unable, without making unreasonable efforts, to calculate certain reconciling items with confidence. For more information regarding the non-GAAP financial measures discussed in this press release, please see the financial table at the end of this release for GAAP to non-GAAP reconciliations, definitions and further information regarding the use of non-GAAP metrics.

Conference Call and Webcast

The company will also host a conference call beginning at 1:30 p.m. PDT (4:30 p.m. EDT) to discuss its financial results.

The live webcast and replay of the conference call will be available in the Investor Relations section of the company’s website at Events & Presentations. The webcast can be accessed 10 minutes prior to the conference call's start time.

For those parties that do not have internet access, the conference call can be accessed by calling one of the below telephone numbers and providing conference ID 9453183:

U.S. domestic participant dial-in number (toll-free): 1-888-596-4144

International participant dial-in number: 1-646-968-2525

An investor presentation for Nevro’s second-quarter 2024 financial results is available in the "Investors" section of the company’s corporate website at Events & Presentations.

Internet Posting of Information

Nevro routinely posts information that may be important to investors in the "Investor Relations" section of its website at www.nevro.com. The company encourages investors and potential investors to consult the Nevro website regularly for important information about Nevro.

About Nevro

Headquartered in Redwood City, California, Nevro is a global medical device company focused on delivering comprehensive, life-changing solutions that continue to set the standard for enduring patient outcomes in chronic pain treatment. The company started with a simple mission to help more patients suffering from debilitating pain and developed its proprietary 10 kHz Therapy™, an evidence-based, non-pharmacologic innovation that has impacted the lives of more than 115,000 patients globally. Nevro's comprehensive HFX™ spinal cord stimulation (SCS) platform includes the Senza® SCS system and support services for the treatment of chronic pain of the trunk and limb and painful diabetic neuropathy. Nevro recently added a minimally invasive treatment option for patients suffering from chronic sacroiliac joint ("SI joint") pain and now provides the most comprehensive portfolio of products in the SI joint fusion space, designed to meet the preferences of physicians and varying patient needs in order to improve outcomes and quality of life for patients.

Senza®, Senza II®, Senza Omnia®, and HFX iQ™ are the only SCS systems that deliver Nevro's proprietary 10 kHz Therapy™. Nevro's unique support services provide every patient with HFX Coach™ support throughout their pain relief journey and every physician with HFX Cloud™ insights for enhanced patient and practice management.

SENZA, SENZA II, SENZA OMNIA, OMNIA, HF10, the HF10 logo, 10 kHz Therapy, HFX, the HFX logo, HFX iQ, the HFX iQ logo, HFX Algorithm, HFX CONNECT, the HFX Connect logo, HFX ACCESS, the HFX Access logo, HFX COACH, the HFX Coach logo, HFX CLOUD, the HFX Cloud logo, RELIEF MULTIPLIED, the X logo, NEVRO, and the NEVRO logo are trademarks or registered trademarks of Nevro Corp. Patents covering Senza HFX iQ and other Nevro products are listed at Nevro.com/patents.

To learn more about Nevro, connect with us on LinkedIn, X, Facebook, and Instagram.

Forward-Looking Statements

In addition to historical information, this press release contains forward-looking statements reflecting the current beliefs and expectations of the company’s management, made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including: our revised full-year 2024 financial guidance and our third quarter 2024 financial guidance; our belief that the actions we have taken and intend to take will further position us for growth, success, profitability and value creation; our belief that evaluating and/or engaging in strategic opportunities will help us diversify and grow our business, which we believe may position us to accelerate our goals of profitability and maximizing shareholder value; and our beliefs with regards to the SCS market and factors impacting our results, including the duration in which those factors will continue to impact our results. These forward-looking statements are based upon information that is currently available to us or our current expectations, speak only as of the date hereof, and are subject to numerous risks and uncertainties, including our ability to successfully commercialize our products; our ability to manufacture our products to meet demand; the level and availability of third-party payor reimbursement for our products; our ability to effectively manage our anticipated growth and the costs and expenses of operating our business; our ability to protect our intellectual property rights and proprietary technologies; our ability to operate our business without infringing the intellectual property rights and proprietary technology of third parties; competition in our industry; additional capital and credit availability; our ability to successfully integrate any additive acquisitions we may make, including our acquisition of Vyrsa Technologies; our ability to attract and retain qualified personnel; our ability to accurately forecast financial and operating results; our ability to successfully evaluate and execute on potential strategic opportunities; and product liability claims. These factors, together with those that are described in greater detail in our Annual Report on Form 10-K filed on February 23, 2024, as well as any reports that we may file with the Securities and Exchange Commission in the future, may cause our actual results, performance or achievements to differ materially and adversely from those anticipated or implied by our forward-looking statements. We expressly disclaim any obligation, except as required by law, or undertaking to update or revise any such forward-looking statements. Nevro's operating results for the period ending June 30, 2024, are not necessarily indicative of the company’s operating results for any future periods.

Investor and Media Contact:

Angie McCabe

Vice President, Investor Relations & Corporate Communications

angeline.mccabe@nevro.com

Nevro Corp.

Condensed Consolidated Statements of Operations and Comprehensive Loss

(in thousands, except share and per share data)

	Three Months Ended
	June 30,
	2024	2023
	(unaudited)
Revenue	$104,161	$108,809
Cost of revenue	36,694	34,366
Gross profit	67,467	74,443
Operating expenses:
Research and development	14,117	13,320
Sales, general and administrative	76,774	86,762
Amortization of intangibles	737	—
Change in fair value of contingent consideration	960	—
Total operating expenses	92,588	100,082
Loss from operations	(25,121)	(25,639)
Other income (expense):
Interest income (expense), net	(3,424)	1,730
Change in fair market value of warrants	9,504	—
Other income (expense), net	(272)	(338)
Loss before income taxes	(19,313)	(24,247)
Provision for income taxes	262	477
Net loss	(19,575)	(24,724)
Changes in foreign currency translation adjustment	43	336
Changes in unrealized gains (losses) on short-term investments	(150)	(192)
Net change in other comprehensive income (loss)	(107)	144
Comprehensive loss	$(19,682)	$(24,580)
Net loss per share, basic and diluted	$(0.53)	$(0.69)
Weighted average shares used to compute net loss per share	36,936,867	35,921,539

Nevro Corp.

Condensed Consolidated Balance Sheets

(in thousands, except share and per share data)

	June 30,	December 31,
	2024	2023
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$74,702	$104,217
Short-term investments	198,991	218,506
Accounts receivable, net	74,273	79,377
Inventories, net	126,096	118,676
Prepaid expenses and other current assets	12,125	10,145
Total current assets	486,187	530,921
Property and equipment, net	24,559	24,568
Operating lease assets	22,401	8,944
Goodwill	38,209	38,164
Other intangible assets, net	25,881	27,354
Other assets	5,492	5,156
Restricted cash	606	606
Total assets	$603,335	$635,713
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$22,938	$22,520
Accrued liabilities and other	38,922	45,297
Short-term debt	37,841	—
Contingent liabilities, current portion	1,864	9,836
Other current liabilities	369	5,722
Total current liabilities	101,934	83,375
Long-term debt	180,558	211,471
Long-term operating lease liabilities	23,890	4,634
Contingent liabilities, non-current portion	14,856	12,257
Warrant liability	5,676	28,739
Other long-term liabilities	2,168	2,092
Total liabilities	329,082	342,568
Stockholders’ equity
Common stock, $0.001 par value, 290,000,000 shares authorized; 37,879,790 and 37,044,390 shares issued at June 30, 2024 and December 31, 2023, respectively; 37,204,214 and 36,361,474 shares outstanding at June 30, 2024 and December 31, 2023, respectively	37	36
Additional paid-in capital	1,019,741	992,762
Accumulated other comprehensive income (loss)	(1,131)	(243)
Accumulated deficit	(744,394)	(699,410)
Total stockholders’ equity	274,253	293,145
Total liabilities and stockholders’ equity	$603,335	$635,713

Nevro Corp.

GAAP to Non-GAAP Adjusted EBITDA Reconciliation

(unaudited)

(in thousands)

The following table presents a reconciliation of GAAP net loss, as prepared in accordance with U.S. Generally Accepted Accounting Principles ("GAAP"), to adjusted EBITDA, a non-GAAP financial measure.

Reconciliation of actual results:

	Three Months Ended
	June 30,
	2024	2023
	(unaudited)
GAAP Net Income (Loss)	$(19,575)	$(24,724)
Non-GAAP Adjustments:
Interest (income) expense, net	3,424	(1,730)
Provision for income taxes	262	477
Depreciation and amortization	2,014	1,711
Stock-based compensation expense and other equity related charges	13,332	16,166
Amortization of intangibles	737	—
Change in fair value of contingent consideration	960	—
Change in fair market value of warrants	(9,504)	—
Litigation-related expenses	834	4,934
Restructuring charges	4,555	41
Supplier renegotiation charge	6,000	—
Adjusted EBITDA	$3,039	$(3,125)

Reconciliation of guidance:

	Three Months Ended		Year Ended
	September 30, 2024		December 31, 2024
	(Low Case)	(High Case)	(Low Case)	(High Case)

GAAP Net Loss	$(32,900)	$(31,600)	$(110,400)	$(107,100)
Non-GAAP Adjustments	22,900	22,600	90,400	89,100
Adjusted EBITDA	$(10,000)	$(9,000)	$(20,000)	$(18,000)

Management uses certain non-GAAP financial measures, most specifically adjusted EBITDA, as a supplement to GAAP financial measures to further evaluate the company's operating performance period over period, analyze the underlying business trends, assess performance relative to competitors and establish operational objectives.

Management believes it is important to provide investors with the same non-GAAP metrics it uses to evaluate the performance and underlying trends of the company's business operations to facilitate comparisons to its historical operating results and evaluate the effectiveness of its operating strategies. Disclosure of these non-GAAP financial measures also facilitates comparisons of the company's underlying operating performance with other companies in the industry that also supplement their GAAP results with non-GAAP financial measures.

EBITDA is a non-GAAP financial measure, which is calculated by adding interest income and expense, net; provision for income taxes; and depreciation and amortization to net income. In calculating non-GAAP adjusted EBITDA, the company further adjusts for the following items:

•
Stock-based compensation expense and other equity-related charges – The company excludes non-cash costs related to the company's stock-based plans, which include stock options, restricted stock units and performance-based restricted stock units as these expenses do not require cash settlement from the company.

•
Amortization of intangibles – The company excludes amortization of intangibles from the acquisition of businesses.
•
Change in fair value of contingent consideration – The company excludes the changes in the fair value of its contingent consideration liability.
•
Change in fair market value of warrants – The company excludes the changes in the fair value of its warrant liability.
•
Litigation-related expenses – The company excludes legal and professional fees as well as charges and credits associated with certain legal matters, which management considers not related to the underlying operating performance of the business.
•
Restructuring charges – The company excludes charges incurred as a direct result of restructuring programs, such as salaries and other compensation-related expenses.
•
Supplier contract renegotiation charge – The company excluded one-time costs associated with the renegotiation of a supplier contract.

Full-year guidance excludes the impact of foreign currency fluctuations.

The non-GAAP financial measure should not be considered in isolation from, or as a replacement for, the most directly comparable GAAP financial measures, as it is not prepared in accordance with U.S. GAAP.

Nevro has not provided a quantitative reconciliation of forecasted adjusted EBITDA to forecasted net income (loss) within this press release because the company is unable, without making unreasonable efforts, to calculate certain reconciling items with confidence. These items include, but are not limited to, stock-based compensation expenses, amortization of intangibles, change in fair value of contingent consideration, change in fair value of warrants, and litigation-related expenses.

Amounts may not add due to rounding.

# # #